                                                                       Exhibit 5

(214) 922-4156

                                December 10, 2003

Decorize, Inc.
1938 E. Phelps
Springfield, Missouri 65802

Gentlemen:

     We have served as counsel for Decorize,  Inc., a Delaware  corporation (the
"Company"),  in  connection  with the  Registration  Statement  on Form S-8 (the
"Registration  Statement")  filed under the  Securities Act of 1933, as amended, covering the issuance of a maximum of 3,000,000  shares (the "Shares") of Common
Stock,  $.001 par  value,  of the  Company to be issued in  connection  with the
Decorize, Inc. 1999 Equity Incentive Plan.

     We have  examined  such  documents  and  questions of law as we have deemed necessary to render the opinion expressed herein.  Based upon the foregoing,  we are of the opinion that the Shares, when issued and delivered,  will be duly and validly issued and outstanding, fully paid and non-assessable.

     We  consent to the use of this  opinion  as  Exhibit 5 to the  Registration
Statement.

                                       Very truly yours,

                                       /s/ HALLETT & PERRIN, P.C.